AMENDMENT

THIS AMENDMENT is entered into as of the 15 day of June, 2004 ("Effective Date"), between Skinvisible Pharmaceuticals, Inc., a Nevada corporation having its principal place of business at Unit #10 - 6320 South Sandhill Road, Las Vegas, Nevada 89120 ("Skinvisible"); and Cross Global Inc., a Delaware corporation having its principal place of business at 113 Barksdale Professional Center, Newark Delaware 19711 ("Cross Global").

WHEREAS, the Parties entered into a Distribution Agreement, dated June 9, 2004 ("Agreement"), whereby Cross Global has been given the exclusive right to distribute, sell, market, and promote certain Products within the Territory, as those terms are defined in the Agreement; and

WHEREAS, the Parties have found several typographical errors in the Agreement, which they would like to correct.

NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the Parties agree as follows:

1.   At the end of the third sentence of Section 2.3, delete the second period.

2.   In Sections 9.1, 9.4, and 9.7, change "Section 11" to "Article 9".

3.   In Section 10.1, Line 3, change "Section 10.1" to Section 10.2".

4.   All other terms and conditions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed through their duly authorized and empowered representatives as of the date set forth above.

SKINVISIBLE PHARMACEUTICALS,       CROSS GLOBAL INC.
INC.

By:        /s/ Terry Howlett                    By:         /s/ Eliezer Parker

Name:   Terry Howlett                                                             Name:   Eliezer Parker

Title:      President                                                                    Title:      C.E.O.

Date:     June 15/04                                                                  Date:     June 16, 2004

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